EXHIBIT 99.1

Private Securities Litigation Reform Act of 1995
Safe Harbor Compliance Statement for Forward-Looking Statements

In passing the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), Congress encouraged public companies to make “forward-looking statements” by creating a safe-harbor to protect companies from securities law liability in connection with forward-looking statements. Meritage intends to qualify both its written and oral forward-looking statements for protection under the PSLRA.

The words  “believe,”  “expect,”  “anticipate,”  “plan” and  “project”  and similar expressions identify forward-looking statements,  which speak only as of the date the statement was made. Such forward-looking  statements are within the meaning of that term in Section  27A of the  Securities  Act of 1933 and Section 21E  of the  Securities  Exchange  Act  of  1934,  as  amended.  Forward-looking statements in this Form 10-Q may include, but are not limited to, projections of revenue, income or loss; capital expenditures and backlog; plans for future operations; financing  needs or plans and  liquidity;  the impact of changes in interest rates;  plans relating to our products or services,  acquisitions,  and new or planned  development  projects;  the demand for and pricing of our homes; the expected  outcome of legal  proceedings  against use; the sufficiency of our capital resources;  the impact of new accounting  standards;  and our ability to continue  positive  operating results in light of current economic and political conditions, as well as assumptions relating to the foregoing.

Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements, and that could negatively affect the Company’s business, stock and bond prices, include, but are not limited to, the  strength  and   competitive   pricing  of  the single-family  housing market;  demands for and acceptance of our homes; changes in the  availability  and  pricing  of real  estate in the  markets  in which we operate;  our  ability  to  continue  to acquire  additional  land or options to acquire  additional  land on  acceptable  terms;  general  economic  slow downs; consumer confidence, which can be impacted by economic and other factors such as terrorism,  war, or threats thereof and changes in stock markets;  the impact of construction  defect and home  warranty  claims;  the cost and  availability  of insurance,  including  the  availability  of insurance for the presence of mold; interest  rates and  changes in the  availability  and  pricing  of  residential mortgages; our lack of geographic diversification; our level of indebtedness and our ability to raise additional  capital when and if needed; our ability to take certain  actions  because of  restrictions  contained in the  indenture  for our senior  notes  and the  agreement  for our  senior  unsecured  credit  facility; legislative  or other  initiatives  that seek to restrain  growth in new housing constructions  or similar  measures;  the  success of our  program to  integrate existing  operations  with any new operations of those of past or future acquisitions;  our success in locating and  negotiating  favorably with possible acquisition candidates; our ability to expand pre-tax margins; our dependence on key personnel and the availability of satisfactory subcontractors; the impact of inflation;  our  potential  exposure to natural  disasters;  and new  accounting policies or principles or governmental or stock exchange  regulations that could affect our corporate governance or accounting methods.

Forward-looking statements express expectations of future events.  All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected.  Due to these inherent uncertainties, the investment community is urged not to place undue reliance on forward-looking statements.  In addition, Meritage undertakes no obligations to update or revise forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to projections over time.  As a result of these and other factors, the Company’s stock and bond prices may fluctuate dramatically.